EXHIBIT 99.1

For Immediate Release: February 3, 2010

Occidental Petroleum Replaces 206 Percent of 2009 Production

●	2009 year-end proved reserves 3.23 billion BOE, an increase of 8 percent
●	Three-year reserve replacement ratio 160 percent

LOS ANGELES, February 3, 2010 -- Occidental Petroleum Corporation (NYSE: OXY) announced today that at year-end 2009, the company's preliminary worldwide proved reserves totaled 3.23 billion barrels of oil equivalent (BOE) compared to 2.98 billion BOE at the end of 2008.  In 2009, the company had proved reserve additions from all sources of 483 million BOE, compared to production of 235 million BOE, for a production replacement ratio of 206 percent.
Dr. Ray R. Irani, Chairman and Chief Executive Officer, said, "We are pleased to have replaced 206 percent of our 2009 production largely through improved recovery and extensions and discoveries.  Over the last three years, we replaced 160 percent of our production.  Our finding and development costs in 2009 were $7.90 per BOE.  For the last three-year period, our finding and development costs averaged about $15.10 per barrel."
As of December 31, 2009, 73 percent of the Company's proved reserves consisted of oil and 27 percent of gas.  Of the total proved reserves, approximately 64 percent was in the United States and 36 percent were located in international locations.  Approximately 23 percent of the proved reserves were proved undeveloped and 77 percent were proved developed.
Of the total reserve changes, improved recovery, which reflects the Company's enhanced oil recovery activities, represented 173 million BOE of proved reserves additions, mainly in California, Permian and Oman, through the Mukhaizna project.
Extensions and discoveries added another 92 million BOE of reserves, mainly in the Kern County discovery area, with smaller additions internationally.  The Company added another 160 million BOE through purchases of proved reserves largely consisting of several domestic acquisitions in California and New Mexico and reflecting the Bahrain Field redevelopment project.
Revisions of previous estimates provided a net 58 million BOE additions to reserves.  The additions included a net positive effect from production sharing contracts in the Middle East/North Africa.  Domestic positive oil price-related revisions were more than offset by negative gas price-related revisions, and other changes in the United States and Argentina.
Occidental's costs incurred for exploration and development activities and acquisitions were $3.8 billion.  The acquisition costs were primarily domestic, mainly in California and New Mexico.
For the three-year period 2007 through 2009, Occidental's proved reserve additions totaled 1.1 billion BOE, and total production equaled 663 million BOE, for a reserve replacement ratio of 160 percent.  Total costs incurred during this three-year period were $16 billion.
About Oxy
Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions.  Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization.  Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls.  Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.
-0-

Contacts:	Richard S. Kline (media)
richard_kline@oxy.com
310-443-6249

Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184

On the web:	www.oxy.com

Attachment 1

OIL AND GAS
PRELIMINARY RESERVES

The following table sets forth Occidental's net interests in quantities of proved developed and undeveloped reserves of crude oil, natural gas liquids (NGLs), condensate and natural gas and changes in such quantities.  Crude oil reserves (in millions of barrels) include condensate and NGLs.  Natural gas volumes (in billion cubic feet) have been converted to barrels of oil equivalent (BOE) based on energy content of 6,000 cubic feet of gas to one barrel of oil.

	United		Latin		Middle East /		Total
	States		America		North Africa		Million
	Oil (b)	Gas (c)	Oil (b)	Gas (c)	Oil (b)	Gas (c)	BOE (d)
Proved Developed and
Undeveloped Reserves

Balance at December 31, 2006	1,660	2,424	220	194	330	1,106	2,830
Revisions of previous estimates	(20)	35	(17)	5	(43)	(130)	(95)
Improved recovery	114	406	17	5	53	6	254
Extensions and discoveries	1	5	14	19	2	11	23
Purchases of proved reserves	47	18	-	-	10	-	60
Sales of proved reserves	-	-	-	-	-	-	-
Production	(95)	(216)	(25)	(15)	(44)	(30)	(208)
Balance at December 31, 2007	1,707	2,672	209	208	308	963	2,864
Revisions of previous estimates	(243)	(490)	(8)	(26)	137	328	(145)
Improved recovery	99	281	44	46	46	21	247
Extensions and discoveries	11	76	-	-	-	-	24
Purchases of proved reserves	71	832	-	-	-	-	210
Sales of proved reserves	(2)	(3)	-	-	-	-	(3)
Production	(96)	(215)	(26)	(16)	(47)	(76)	(220)
Balance at December 31, 2008	1,547	3,153	219	212	444	1,236	2,977
Revisions of previous estimates	58	(688)	(32)	(40)	108	281	58
Improved recovery	56	137	37	26	51	11	173
Extensions and discoveries	29	362	2	2	-	-	92
Purchases of proved reserves	15	67	-	-	11	736	160
Sales of proved reserves	-	-	-	-	-	-	-
Production	(99)	(232)	(28)	(17)	(52)	(89)	(235)
Balance at December 31, 2009	1,606	2,799	198	183	562	2,175	3,225

Proved Developed Reserves (a)
December 31, 2006	1,382	1,940	135	137	251	560	2,208
December 31, 2007	1,406	1,997	115	140	265	932	2,298
December 31, 2008	1,209	1,866	119	142	345	1,206	2,209
December 31, 2009	1,286	1,931	125	125	446	1,759	2,493

(a) Approximately 5 percent of the proved developed oil reserves and approximately 2 percent of the proved developed gas reserves at December 31, 2009 are non-producing.
(b) Millions of barrels
(c) Billions of cubic feet
(d) Natural gas volumes have been converted to barrels based on energy content of six thousand cubic feet of gas to one barrel of oil.

Attachment 2

PRELIMINARY
COSTS INCURRED

Occidental's 2009, 2008 and 2007 costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, were as follows:

	United	Latin	Middle East /
($ Millions)	States	America	North Africa	Total
For the Year Ended
December 31, 2009
Property Acquisition Costs
Proved Properties	$569	$-	$158	$727
Unproved Properties	100	-	3	103
Exploration Costs	131	26	50	207
Development Costs	1,223	560	996	2,779
Costs Incurred	$2,023	$586	$1,207	$3,816

For the Year Ended
December 31, 2008
Property Acquisition Costs
Proved Properties	$1,819	$8	$4	$1,831
Unproved Properties	1,362	-	348	1,710
Exploration Costs	130	96	115	341
Development Costs	1,740	864	1,496	4,100
Costs Incurred	$5,051	$968	$1,963	$7,982

For the Year Ended
December 31, 2007
Property Acquisition Costs
Proved Properties	$626	$-	$300	$926
Unproved Properties	167	(58)	10	119
Exploration Costs	39	79	213	331
Development Costs	1,268	524	1,032	2,824
Costs Incurred	$2,100	$545	$1,555	$4,200

Attachment 3

PRELIMINARY
MULTI-YEAR DATA

	A	B	C		D = C/A		E = A/B
	Reserve		Costs		Finding &		Reserve
	Additions	Production	Incurred		Development		Replacement
	(Million BOE)	(Million BOE)	($ Millions)		Costs Per BOE		Ratio
2005	380	179	4,185		$11.01		212%
2006	506	208	8,785	(a)	$17.36		243%
2007	242	208	4,200		$17.36		116%
2008	336	220	7,982		$23.76		153%
2009	483	235	3,816		$7.90		206%
3-Year Average	353	221	5,333		$15.12		160%
5-Year Average	389	210	5,794		$14.88		185%

Reserves Replacement		Improved	Extensions
(Million BOE)	Revisions	Recovery	Discoveries		Acquisitions		Total
2005	(6)	129	118		139		380
2006	10	136	34		326		506
2007	(95)	254	23		60		242
2008	(145)	247	24		210		336
2009	58	173	92		160		483
3-Year Average	(61)	225	46		143		353
5-Year Average	(36)	188	58		179		389

		Exploration	Development
	Acquisitions	Costs	Costs		Total
Costs Incurred
($ Millions)
2005	2,166	232	1,787		4,185
2006	6,030	313	2,442		8,785	(a)
2007	1,045	331	2,824		4,200
2008	3,541	341	4,100		7,982
2009	830	207	2,779		3,816
3-Year Average	1,806	293	3,234		5,333
5-Year Average	2,723	285	2,786		5,794

(a) Includes acquisition costs and related step-up for deferred income taxes of $1.34 billion for the purchase of Vintage
Petroleum Inc. There was no goodwill recorded for this acquisition.